SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
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MENTOR CORPORATION
(Name of Registrant as Specified In Its Charter)

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 MENTOR CORPORATION

201 Mentor Drive
Santa Barbara, California  93111
Telephone: (805) 879-6000

____________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD SEPTEMBER 10, 2003

____________________________________

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Mentor Corporation, a Minnesota corporation (the "Company"), will be held Wednesday, September 10, 2003 at 10:00 a.m. (local time) at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota, to consider and take action upon the following matters, as more fully described in the proxy statement accompanying this notice:

1.	To fix the number of directors at seven and to elect a Board of seven directors to serve until the next Annual Meeting, or until their successors are duly elected and qualified;
2.	To approve amendments to the Company's Bylaws, as previously amended and restated, to provide that the number of directors shall be established by resolution of the Board of Directors.;
3.	To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending March 31, 2004; and
4.	To transact such other business that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

The Board of Directors has fixed the close of business on July 14, 2003 as the record date for the determination of the shareholders entitled to vote at the meeting or any adjournments or postponements thereof.  Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Adel Michael
Secretary

Santa Barbara, California
July 28, 2003

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING.  HOWEVER, WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.  YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING.  IF YOU ATTEND THE ANNUAL MEETING AND VOTE BY BALLOT, YOUR PROXY WILL BE REVOKED AUTOMATICALLY AND ONLY YOUR VOTE AT THE ANNUAL MEETING WILL BE COUNTED.

MENTOR CORPORATION
____________________________________________________

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
SEPTEMBER 10, 2003

____________________________________

SOLICITATION AND REVOCABILITY OF PROXIES

This Proxy Statement is furnished to the shareholders of Mentor Corporation (the "Company") in connection with the solicitation by the Company's Board of Directors of the enclosed proxy for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held Wednesday, September 10, 2003, at 10:00 a.m. (local time) at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota, or at any adjournments or postponements thereof for the purposes set forth in the Notice of Annual Meeting of Shareholders.  All Common Stock represented by proxies in the form solicited will be voted in accordance with the instructions indicated therein, but proxies may be revoked at any time before being exercised by delivery to the Secretary of the Company of a written notice of revocation of the proxy's authority or a duly executed proxy bearing a later date.  You may also revoke your proxy by attending the Annual Meeting and voting in person.  A shareholder who attends the Annual Meeting need not revoke his or her proxy and vote in person, unless he or she wishes to do so.

The Company will pay expenses in connection with the solicitation of proxies.  Proxies are being solicited primarily by mail, but, in addition, directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by special letter.  The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

So far as the management of the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting.  In the event that any other matters calling for a vote of shareholders properly come before the Annual Meeting, the persons named as proxies in the enclosed form of proxy will vote in accordance with their judgment on such other matters.

The Annual Report of the Company for the fiscal year ended March 31, 2003 is being furnished to each shareholder with this Proxy Statement.

The principal executive offices of the Company are located at 201 Mentor Drive, Santa Barbara, California 93111.  The approximate mailing date of this Proxy Statement and the accompanying form of proxy is July 30, 2003.

RECORD DATE, QUORUM AND VOTING OF SECURITIES

The Common Stock of the Company, par value $.10 per share, is the only authorized voting security of the Company.  Only the holders of the Company's Common Stock whose names appear of record on the Company's books on July 14, 2003 will be entitled to notice of, and to vote at, the Annual Meeting.  At the close of business on July 14, 2003, a total of 46,669,610 shares of Common Stock were outstanding, each entitled to one vote.  Holders of Common Stock do not have cumulative voting rights.  The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.  Proposals 1, 2 and 3 each require the approval of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting.  Abstentions are not counted as "for" or "against" votes, but are counted in the total number of votes present and entitled to vote for passage of a proposal.  This has the effect of abstentions being treated as "no" votes.  Broker non-votes are considered shares present for quorum purposes, but they are not considered shares entitled to vote, are not counted in the total number of votes, and have no effect on the outcome of voting.

STOCK SPLIT

On December 31, 2002, the Board of Directors implemented a two-for-one stock split in the form of a 100% stock dividend.  All references in this Proxy Statement to number of shares, per share amounts and market prices of the Company's common stock have been appropriately adjusted to reflect the effect of the two-for-one stock split.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2004 Annual Meeting must be received no later than March 31, 2004, in order to be included in the proxy statement and form of proxy relating to that meeting.  However, if the date of the 2004 Annual Meeting is changed by more than 30 days from the date of this year's Annual Meeting (September 10th), then the deadline for submission of shareholder proposals would be reasonable time before the Company begins to print and mail its proxy materials.

Pursuant to the proxy rules under the Securities Exchange Act of 1934, the Company's shareholders are notified that the deadline for providing the Company with timely notice of any shareholder proposal to be submitted outside the Rule 14a-8 process for consideration at the 2004 Annual Meeting will be June 15, 2004.  As to matters which the Company does not have notice on or prior to that date, discretionary authority to vote on such proposals shall be granted to the persons designated in the Company's proxy related to the 2004 Annual Meeting.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL 1:  ELECTION OF DIRECTORS

The Company's Bylaws provide that the Board of Directors must consist of not less than three directors, with the number to be determined by a resolution of the shareholders.  Currently the Board of Directors consists of six (6) directors.  This proposal fixes the number of directors at seven (7).

It is the intention of the proxy holders, as named in the enclosed proxy, to vote such proxies for the seven nominees named below, and to hold office until the 2004 Annual Meeting of Directors or until their successors are elected and qualified.  Except for Jeffrey W. Ubben, each of the nominees currently serving as a director, was elected to their present term by the shareholders at the 2002 Annual Meeting.

Each nominee has indicated a willingness to serve, but in the event any nominee is not a candidate at the meeting for reasons not now known to the Company, the proxies named in the enclosed form of proxy may vote for a substitute nominee at their discretion.  Information regarding these nominees is set forth in the table below.

Name (Age)	Director Since	Principal Occupation And Business Experience
Christopher J. Conway (64)	1969	Founder and Chairman of the Board since 1969; Chief Executive Officer from 1969 to July 29, 1999 and from September 28, 2000 to present.
Eugene G. Glover (60)	1969

Senior Vice President, Advanced Development from October 2000 to present; Founder & Vice President, Engineering, of the Company from 1969 to October 1986; private investor from October 1986 to October 2000.

Walter W. Faster (70)	1980	Retired, Vice President, Corporate Growth and Development for General Mills, Inc. (1); held various marketing and finance capacities at General Mills from 1963 to February 1997.
Michael Nakonechny (75)	1980	President, NAK Associates Corp. (2) since 1981; Chairman of the Board and Secretary, Transducer Systems, Inc. (3) from November 1968 to January 1989.
Dr. Richard W. Young (76)	1990

Director, Bay State Milling Company from 1992 to present (4); Director, Instron Corporation from 1992-1999 (5); Private investor since April 1992; Consultant to Mentor O & O, Inc. (6) from April 1990 to 1992; Chairman and Chief Executive Officer, Mentor O & O, Inc. from April 1985 to 1990; President, Houghton Mifflin Company (7) from 1982 to 1985; Executive Vice President, Polaroid Corporation from 1972 to 1982 (8).

Ronald J. Rossi (63)	1999

Chairman and CEO, LoJack Corporation (9); President, Oral-B Worldwide from 1998 to 2000 (10); President, Gillette North America Grooming Division from 1991 to 1998; held various executive and sales and marketing positions at The Gillette Company for over 30 years.

Jeffrey W. Ubben (42)	N/A

Founder and Managing Member, ValueAct Capital (11) since June 2000; Managing Partner, Blum Capital Partners (12) from 1995 to 2000; Portfolio Manager/Analyst at Fidelity Management and Research from 1987 to 1995; Director, Insurance Auto Auctions, Inc. from December 2000 to present; Director, Martha Stewart Living Omnimedia from January 2002 to June 2003 and Chairman of the Board from June 2003 to present; Director, Per Se Technologies, Inc. from May 2003 to present; Director, Playtex Products, Inc. from 1998 to 2000; Director of Kinetic Concepts from 1998 to 2000.

(1)           General Mills, Inc. is a major manufacturer of packaged foods and other consumer goods.

(2)           NAK Associates Corp. is a closely-held company engaged in engineering consulting.

(3)           Transducer Systems, Inc. is a manufacturer of electro-mechanical transducers.

(4)           Bay State Milling Company mills flour.

(5)           Instron Corporation manufactures dynamic testing equipment.

(6)           Mentor O & O, Inc. was acquired by the Company as a wholly-owned subsidiary in April 1990.  It was a manufacturer of ophthalmic surgical and diagnostic equipment.  During fiscal 1997, Mentor O&O's name was changed to Mentor Ophthalmics, Inc.  In October 1999, the Company divested the assets of Mentor Ophthalmics, Inc.

(7)           Houghton Mifflin Company is a major publishing firm.

(8)           Polaroid Corporation is an instant imaging company.

(9)           LoJack develops and markets stolen vehicle recovery technology, which is utilized by law enforcement.

(10)         Oral-B Worldwide is a maker of oral personal care products.  It is a subsidiary of The Gillette Company, which manufactures and sells a wide variety of consumer products throughout the world.

(11)         ValueAct Capital is an investment manager that specializes in making a limited number of investments in small capitalization public companies.

(12)         Blum Capital Partners is an investment firm that manages funds for wealthy families, corporations, universities and philanthropic endowments.

Board Meetings and Committees

Board of Directors.  During fiscal 2003, the Board held four meetings, and each director attended at least 93% of the total number of meetings of the Board and of the Board of Director Committees on which the director served.

Audit Committee.  The Company has an Audit Committee, currently consisting of Messrs. Faster, Nakonechny, Rossi and Young.  All members of the Audit Committee are "independent" directors under the Nasdaq listing standards applicable to the Company.  The Audit Committee met seven times during the fiscal year ended March 31, 2003.

The Company's Board of Directors has adopted a formal written Audit Committee charter.  The Audit Committee reviews and assesses the adequacy of the charter on an annual basis.  A copy of that charter, as amended September 17, 2002, is attached as Appendix A to this Proxy Statement.  As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board.

Compensation Committee.  The Company has a standing Compensation Committee, currently consisting of Messrs. Faster, Nakonechny, Rossi and Young.  The principal functions of the Compensation Committee are to review and recommend compensation for executive personnel.  The Compensation Committee met once during the fiscal year ended March 31, 2003.

Stock Option Committee.  The Company has a Stock Option Committee, currently consisting of Messrs. Faster, Nakonechny, Rossi and Young.  The principal function of the Stock Option Committee is to administer the Company's stock option plans.  The Stock Option Committee met once during the fiscal year ended March 31, 2003.

Nominating and Corporate Governance Committee.  The Company has a separately constituted committee to nominate candidates for election to the Board of Directors of the Company and oversee the governance of the Company, currently consisting of Messrs. Faster, Nakonechny, Rossi and Young.  Shareholders wishing to submit recommendations for nomination should send them in writing to the attention of Mr. Walter W. Faster at the Company's principal executive office within 60 days after the end of the Company's fiscal year.  Shareholder recommendations should contain the following information about the nominee:  name, age, business and residence addresses, principle occupation or employment, the number of shares of the Company's stock held by the nominee, a resume of his or her business and educational background, the information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee as a director, and a signed consent of the nominee to serve as a director, if nominated and elected.  The  Committee has discretion in deciding which individuals to nominate as directors.  The Committee met once during the fiscal year ended March 31, 2003.  The Committee has nominated the individuals named in this Proposal 1 for election to the Board of Directors at this Annual Meeting.

Compensation of Directors

Board members who are employees of the Company do not receive compensation for their services as directors.  During the fiscal year ended March 31, 2003, individual non-employee Board members received a quarterly fee of $5,000 for each of the first two quarters, and $7,500 for each of the second two quarters.  Effective for the quarter ending September 30, 2003, the non-employee directors will receive a quarterly fee of $12,500.

Between 1988 and 1997 each person who was a non-employee director received options to purchase an aggregate of 240,000 shares of Common Stock.  Mr. Rossi received options to purchase 40,000 on November 11, 1999 upon his appointment to the Board as a non-employee director. These options were issued at an exercise prices equal to fair market value on the date of grant, have terms of ten years and became exercisable in four equal annual installments over the optionee's period of Board service, beginning one year after the grant date.

Following shareholder approval of the Company's 2000 Long-Term Incentive Plan in October 2000, each non-employee director was granted an option to purchase 60,000 shares of Common Stock at an exercise price equal to the fair market value per share of the Common Stock on the date of such grant.  These options have a term of ten years and become exercisable in four equal annual installments over the optionee's period of Board service, beginning one year after the grant date.  Additional grants of options to non-employee directors may be made in accordance with the provisions of such plan.  If Mr. Ubben is elected to the Board, the stock option committee may grant him options to purchase shares of Common Stock.

Report of the Audit Committee

The Securities and Exchange Commission rules require the Company to include in its Proxy Statement a report from the Audit Committee of the Board.  The following report concerns the Audit Committee's activities regarding oversight of the Company's financial reporting and auditing process.

The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market, and it operates under a written charter adopted by the Board of Directors.  The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees.  The Audit Committee role is to act on behalf of the Board of Directors in the oversight of all aspects of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report for fiscal year 2003 with management.

The Audit Committee also reviewed and discussed with Ernst & Young LLP, the Company's independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters required to be discussed with the Audit Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61 as amended "Communications with Audit Committees"). In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures and the letter required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," which were received by the Audit Committee. The Audit Committee has adopted procedures providing for its prior review and consideration of the effect of non-audit services on the independence of its independent auditor and the approval of the types of, and estimated fees for, professional services which are expected to be performed by Ernst & Young LLP during the forthcoming fiscal year.

The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended March  31, 2003 for filing with the Securities and Exchange Commission.

Audit Committee:
Walter W. Faster
Michael Nakonechny
Ronald J. Rossi
Dr. Richard W. Young

Required Vote

Shareholder approval of Proposal 1 requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting.

The Board of Directors recommends that the shareholders vote FOR fixing the number of directors at seven (7) and the election of the nominees named above to serve as directors of the Company until the next annual meeting following the 2003 Annual Meeting or until their respective successors have been elected and qualified.

PROPOSAL 2:  APPROVAL OF AMENDMENT TO BYLAWS

APPROVAL OF AMENDMENTS TO BYLAWS

In July 2003 the Board reviewed the Company's Bylaws in connection with various changes in Minnesota law.  Acting pursuant to the power set forth in the Bylaws, the Board amended and restated the Bylaws on July 18, 2003.  The Bylaws, as amended and restated by the Board and currently in effect, are set forth in their entirety in Appendix B hereto.

Although the Board may amend most provisions in the Bylaws without obtaining shareholder approval, the Board does not have the authority to amend certain sections in the current Bylaws that give the shareholders the authority to fix the number of directors on the Board.  The Board believes that it is in the Company's best interest to allow the Board to fix the number of directors as the Board is in a better position to determine from time to time the appropriate number of directors for the Board and can fix the number of directors without incurring the delay and expense of a shareholders meeting.  Upon approval by the shareholders, the following amended and restated Sections 1.02 and 2.01 of the Bylaws will in effect allow the Board, rather than the shareholders, to fix the number of directors:

"Section 1.02  Annual Meeting.  The Board of Directors shall fix the date for the Annual Meeting of Shareholders which is to be held in each calendar year.  At the Annual Meeting, the shareholders shall elect directors and shall transact such other business as may properly come before them; provided, however, that no business with respect to which special notice is required by law shall be transacted unless such notice shall have been given."

"Section 2.01 Number Qualification and Term of Office.  The number of directors shall be established by resolution of the Board of Directors but shall not be less than the lesser of (i) the number of shareholders of record and (ii) three.  In the absence of such resolution, the number of directors shall be the number last fixed by Board of Directors.  Each of the directors shall hold office until the Annual Meeting of Shareholders next held after his or her election and until he or she shall resign, or shall have been removed as hereinafter provided. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires."

Required Vote:

Shareholder approval of Proposal 2 requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting.

The Board of Directors recommends that the shareholders vote FOR approval of the amendments to the Bylaws.

PROPOSAL 3:  RATIFICATION OF INDEPENDENT AUDITORS

Pursuant to authority delegated to the Audit Committee by the Board of Directors, the Audit Committee has appointed the firm of Ernst & Young LLP to act as principal independent auditors for the Company for the fiscal year ending March 31, 2004.  This appointment is being submitted to the Company's shareholders for ratification.  This firm has audited the financial statements of the Company for the fiscal year ended March 31, 2003, and for prior years, and has advised the Company that neither the firm nor any of its partners has any direct or indirect material financial interests in the Company or its subsidiaries, nor have they had any connection during the past three years with the Company or its subsidiaries in any capacity other than that of independent accountants and auditors.  A representative of Ernst & Young LLP will be present at the 2003 Annual Meeting and will have an opportunity to make a statement if he or she desires to do so.  It is anticipated that such representative will be available to respond to appropriate questions from shareholders.

In the event the shareholders do not ratify the appointment of Ernst & Young LLP, the selection of other independent auditors will be considered by the Board of Directors.

Fees Paid to Ernst & Young LLP

Audit Fees.  During the fiscal year ended March 31, 2003, the aggregate fees billed by Ernst & Young LLP for the audit of the Company's financial statements for such fiscal year and for the review of the Company's interim financial statements were $377,384.

Audit Related Fees.  During the fiscal year ended March 31, 2003, the aggregate fees billed by Ernst & Young LLP for audit related fees was $27,100. Audit related fees included fees for among other things, accounting consultations, acquisition-related work, registration statements and required statutory audits in certain locations outside the U.S. where the company has operations.

Financial Information Systems Design and Implementation Fees.  There were no fees billed by Ernst & Young LLP to the Company for financial information systems design and implementation for the fiscal year ended March 31, 2003.

Tax Fees.  During the  fiscal year ended March 31, 2003, the aggregate fees billed by Ernst & Young LLP for professional tax consulting services were $49,956.

All Other Fees.  There were no other fees billed by Ernst & Young LLP during the fiscal year ended March 31, 2003.

Required Vote

Shareholder approval of Proposal 3 requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock present, or in person or by proxy, and entitled to vote at the Annual Meeting.

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending March 31, 2004.

MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Common Stock of the Company as of July 14, 2003, by (i) each person who beneficially owns more than five percent (5%) of such stock, (ii) each director and nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table below, and (iv) all current directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Approximate Percent of Class

Neuberger Berman, Inc. (2) Neuberger Berman, LLC	6,320,528	13.0%

VA Partners, LLC (3)	5,911,518	12.1%

Christopher J. Conway	1,925,632	4.1%

Eugene G. Glover (4)	1,046,000	2.2%

Walter W. Faster	270,048	*

Bobby K. Purkait	263,000	*

Richard W. Young	133,600	*

Michael Nakonechny	141,900	*

Adel Michael	141,500	*

Ronald J. Rossi	60,000	*

Joshua Levine	34,142	*

Jeffrey W. Ubben (5)	5,911,518

All directors and executive officers as a group (13 persons)	4,250,522	8.7%

*Less than 1%

(1)

Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned, except to the extent spouses share authority under applicable law.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of Common Stock issuable pursuant to options that are currently exercisable or exercisable within 60 days of July 14, 2003 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  The figures include options to purchase Common Stock exercisable within 60 days of July 14, 2003 and held by:  Mr. Conway, 807,500 shares; Mr. Glover, 224,000 shares; Mr. Faster, 150,000 shares; Mr. Purkait, 253,000 shares; Dr. Young, 110,000 shares; Mr. Nakonechny, 90,000 shares; Mr. Adel Michael, 141,500 shares; Mr. Rossi, 60,000 shares; Mr. Levine, 33,500 shares; and all directors and executive officers as a group, 2,080,500 shares.

(2)

According to a Schedule 13G, Amendment No. 4 filed with the Securities and Exchange Commission on March 31, 2003, includes (i) 4,326,000 shares beneficially owned by Neuberger Berman, LLC and Neuberger Berman Management, Inc., each a wholly-owned subsidiary of Neuberger Berman, Inc., and Neuberger Berman Genesis Fund (ii) 177,000 shares beneficially owned by Neuberger Berman, LLC and Neuberger Berman Management, Inc. and (iii) 1,817,528 shares beneficially owned by Neuberger Berman, LLC.  Neuberger Berman, Inc. has sole voting power with respect to 201,590 of these shares, shared voting power with respect to 4,503,000 of these shares, and shared dispositive power with respect to all of these shares.  The address of each of these parties is 605 Third Avenue, New York, New York  10158-3698.

(3)

Includes 5,911,518 shares beneficially owned by VA Partners, L.L.C. serving as the General Partner and Investment Manager of ValueAct Capital Partners, L.P., Value Capital Partners II, L.P., and ValueAct Capital International, Ltd.  The address for each of these parties is One Maritime Plaza, Suite 1400, San Francisco, California 94111.

(4)	Includes 822 ,000 shares held by a trust of which Mr. Glover is the sole trustee.
(5)

Consists of 5,911,518 shares of Common Stock beneficially owned by VA Partners, L.L.C. as General Partner and Investment Manager of ValueAct Capital Partners, L.P. and ValueAct Capital Partners II, L.P., ValueAct Capital International, Ltd.  Mr. Ubben is attributed beneficial ownership of these shares as a managing member of VA Partners, L.L.C., but disclaims beneficial ownership except to the extent of his pecuniary interest in each fund.

Executive Compensation and Related Information

Executive compensation is determined by the Board of Directors based on the recommendations of the Compensation Committee, which is composed entirely of independent, outside directors.  The following information relates to compensation paid by the Company for services rendered during the three (3) fiscal years ended March 31, 2003 for the Company's Chief Executive Officer and each of the four (4) other most highly compensated executive officers.

SUMMARY COMPENSATION TABLE

Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Annual Compensation Salary ($) Bonus (1)($)		Securities Underlying Options (#)	All Other Compensation (2)($)
Christopher J. Conway (3) Chairman, President & CEO	2003 2002 2001	$ 413,763 $ 398,550 $ 390,000	$ 304,289 $ 369,564 --	70,000 100,000 200,000	$ 27,191 $ 7,301 $ 4,552
Adel Michael (4) Executive Vice President Chief Financial Officer, Treasurer	2003 2002 2001	$ 334,328 $ 284,374 $ 235,385	$ 226,125 $ 204,000 $ 48,000	56,000 130,000 200,000	$ 16,499 $ 132,075 $ 131,849
Eugene G. Glover (5) SeniorVice President Advanced Development	2003 2002 2001	$ 265,837 $ 255,481 $ 116,347	$ 131,670 $ 123,600 --	56,000 80,000 100,000	$ 12,806 $ 1,060 $ 3,531
Bobby Purkait Senior Vice President Science & Technology	2003 2002 2001	$ 265,837 $ 255,480 $ 249,038	$ 131,670 $ 175,100 --	56,000 80,000 100,000	$ 17,174 $ 4,007 $ 4,100
Joshua Levine (6) Senior Vice President Sales & Marketing - Aesthetics	2003 2002	$ 206,881 $ 199,276	$ 112,401 $ 112,476	42,000 60,000	$ 15,263 $ 4,296

(1)	Annual bonus amounts earned and paid during the fiscal years indicated, or accrued and paid subsequent to the end of the fiscal year.
(2)

Except as otherwise specifically noted, all Other Compensation represents matching amounts contributed by the Company on behalf of the named individual under the terms of the Company's 401(k) Plan, and the Company provided term life insurance and executive vehicle program.

(3)

Mr. Conway served as President and CEO until his resignation in July 1999.  Effective September 28, 2000, the Board of Directors re-elected Mr. Conway as President and CEO of the Company.  The table reflects compensation received under his transition agreement of approximately $190,000 for the period he was not serving as President and CEO and compensation received as base salary as President and CEO for the period he served as such during fiscal 2001.

(4)

Mr. Michael was hired on April 3, 2000 as Senior Vice President and Chief Financial Officer.  All Other Compensation includes relocation benefits of $127,603 and $130,861 for fiscal 2001 and fiscal 2002, respectively.

(5)

Mr. Glover has served as a non-employee member of the Board of Directors since 1986.  In October 2000, he was hired as Senior Vice President of Advanced Development.  The table reflects compensation from the date hired, but excludes $10,000 earned as a non-employee director during fiscal 2001.

(6)	Mr. Levine became an executive officer of the Company in September 2001. The table reflects compensation for the full fiscal year in which he became an executive officer.

OPTIONS GRANTED IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Terms ($)(3) 5% 10%
Name	Number of Securities Underlying Options Granted # (1)	% of Total Options Granted to Employees In Fiscal Year	Exercise or Base Price ($/share) (2)	Expiration Date

Christopher J. Conway	70,000	5.5%	$19.01	5/22/2012	$ 836,870	$ 2,120,793
Adel Michael	56,000	4.4%	$19.01	5/22/2012	$ 669,496	$ 1,696,634
Eugene G. Glover	56,000	4.4%	$19.01	5/22/2012	$ 669,496	$ 1,696,634
Bobby Purkait	56,000	4.4%	$19.01	5/22/2012	$ 669,496	$ 1,696,634
Joshua Levine	42,000	3.3%	$19.01	5/22/2012	$ 502,122	$ 1,272,476
(1)

All options were granted under the Amended 2000 Long-Term Incentive Plan.  Each option will become exercisable for the option shares in four equal and successive annual installments over the optionee's period of service with the Company, beginning one year after the grant date.  Each option has a maximum term of ten years, subject to earlier termination immediately prior to a change in control (as defined in the Amended 2000 Long-Term Incentive Plan); alternatively, the administrator of the Amended 2000 Long-Term Incentive Plan may provide for replacement of outstanding options with options to purchase shares of the surviving corporation, or for a cash payment in exchange for the cancellation of outstanding options.

(2)

The exercise price of each option is equal to the fair market value of the Common Stock on the date of grant.  The exercise price may be paid in cash, in Common Stock, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(3)

Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant until the end of the ten-year option term.  These values are calculated based on regulations promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation.  There is no assurance that the actual stock price appreciation over the ten-year option term will be at the assumed 5% or 10% levels, or at any other defined level.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-The-Money Options At Fiscal Year End ($) (2)
Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Christopher J. Conway	-	$ -	730,000	280,000	$ 5,944,850	$ 1,546,070
Adel Michael	-	$ -	132,500	253,500	$ 1,019,547	$ 1,250,272
Eugene G. Glover	-	$ -	190,000	166,000	$ 1,732,010	$ 692,710
Bobby Purkait	35,000	$ 526,935	221,000	178,000	$ 1,784,670	$ 783,215
Joshua Levine	32,000	$ 288,936	8,000	112,000	$ 30,520	$ 353,580

(1)     Value realized is based on the fair market value of the Company's Common Stock on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock.

(2)      An In-The-Money option is an option which has an exercise price for the Common Stock that is lower than the fair market value of the
           Common Stock on a specified date.   The fair market value of the Company's Common Stock at March 31, 2003 was $17.12 per share.

EQUITY COMPENSATION PLAN INFORMATION
AT FISCAL YEAR END

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	6,436,525	$11.84	4,364,260
Equity compensation plans not approved by security holders	--	--	--
Total	6,436,525	$11.84	4,364,260

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company's Compensation Committee (the "Committee") is composed entirely of independent, outside members of the Company's Board of Directors.  The Committee reviews and approves each of the elements of the executive compensation program and assesses the effectiveness and competitiveness of the overall program.

Mentor's executive compensation program is designed to accomplish several goals, including:

   To attract, retain, and motivate employees of outstanding ability

   To link changes in employee compensation to individual and corporate performance

   To align the interests of management with the interests of the Company's shareholders

   To facilitate the development of a progressive high performance culture

   To strengthen the relationship between pay and performance

   To provide levels of compensation that is competitive with those provided in the markets in which the Company competes for executives.

Key Provisions of the Executive Compensation Program

The Company's executive compensation plan consists of four components:  base salary, quarterly incentive bonus, annual incentive bonus, and long-term incentive in the form of stock options.  The Company has established a link between pay and performance by emphasizing variable components of the plan, that is, quarterly and annual incentive bonuses and stock options.

Base Salary.  The Committee determines base salaries for executive officers on the basis of a number of factors, including an assessment of competitive compensation levels for U.S.-based publicly traded medical equipment and supply companies utilizing data provided by an independent consulting firm, the Company's financial condition, any changes in job responsibilities, and the performance of each executive.  Executive officer base salaries generally are set to be within a competitive range of comparable compensation data.  Base salaries below the competitive range are adjusted to be within the competitive range.  Base salaries within the competitive range are increased annually by an equal percentage to adjust for inflation and other external factors.  The percentage increase in fiscal 2003 was 3%.

Quarterly Incentive Bonus.  Executive officers are eligible to receive a quarterly incentive bonus  equivalent to one-half of one percent (0.5%) of their salaries under a broad program which includes most U.S. employees.  The bonus is earned if the Company achieves its planned operating earnings threshold for each quarter. In fiscal 2003, the Company reached its stated threshold in three of the four quarters.

Annual Incentive Bonus.  Executive officers are eligible to receive annual incentive compensation equivalent to a specified percentage of their salaries under the Company's bonus plan.  The Company establishes bonus pay-out targets (ranging from 40% to 60% of base salary plus the potential for a 20% additional bonus for outstanding results of the Company, plus a 10% additional bonus for outstanding individual performances, which increases the range to 40% to 79%) that are designed to bring the level of total annual cash compensation (base salary plus annual incentive bonus) within the range for comparable positions at similar U.S.-based medical equipment and supply companies when superior performance is achieved.  Performance is measured at the corporate, functional unit and individual level.  The total potential bonus for each executive is broken down into several factors as appropriate for that executive's area of responsibility.  Each factor is then weighted with emphasis placed on profitability measures or other appropriate measures.  These factors, and the relative weight given to each factor, vary with each executive officer at the Committee's sole discretion.  For each factor, the Committee defines and establishes quantifiable and qualitative measures.  No bonus is paid for performance below acceptable levels.

Long-term Incentive (Stock Options).  Generally, the Company awards stock options to executive officers on an annual basis.  Each grant is designed to align the interests of the executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business.  Awards to specific employees, including the Chief Executive Officer, are made on the basis of each employee's job responsibilities and recommendations of the executive officers of the Company concerning the individual's contributions (both historical and potential) to the success of the Company, without regard to prior awards of stock option grants.  These recommendations also take into consideration competitive practice for stock option grants as determined by an independent compensation consultant using survey information.  The survey information encompasses data on both competitive grant levels for individual  executives and total options granted as a percentage of shares outstanding.

Employment Contracts and Severance Arrangements

Mr. Conway does not currently have an employment agreement with the Company. Mr. Conway's base salary, annual incentive bonus and stock option grants are set by the Compensation Committee and Stock Option Committee of the Board of Directors using the same policies and criteria used for other executives.  In setting Mr. Conway's salary for fiscal 2003, the Compensation Committee considered competitive information for U.S-based publicly traded medical equipment and supply companies utilizing data provided by an independent compensation consultant, the Company's financial performance and other factors.  Mr. Conway is currently paid at the targeted competitive position base salary, which has been set by the Compensation Committee to be within the range of comparable competitive compensation data.   Mr. Conway's base salary was increased by approximately 3% on April 1, 2002 from $401,700 to $414,000, and by approximately 3% on April 1, 2003 to $426,000.

Mr. Conway's annual incentive bonus for fiscal 2003 was based upon the achievement of an "outstanding" corporate level performance as measured by operating income goals.  The incentive bonus was equal to 72% of his base salary on March 31, 2003, or $298,079.  In addition, he received a bonus equal to 1.5% of his base salary under the quarterly incentive bonus program or $6,210.

On May 22, 2002, Mr. Conway was granted a stock option to purchase 70,000 shares of Common Stock of the Company.  The exercise price of the stock option was set at fair market value on the grant date.  Subject to the terms applicable to his grant and the terms of the option plan, the stock option may be exercised based on a four-year vesting schedule and expires ten years from the grant date.

The Company entered into an employment agreement with Mr. Michael in April 2003.  Mr. Michael's agreement provided that he would receive in fiscal 2002: (i) a base salary of $265,000, (ii) an incentive bonus of up to 40% of base salary, and (iii) a one-time grant of options to purchase 50,000 shares.  Beginning in fiscal 2003, Mr. Michael's base salary, potential bonus and stock option grants, if any, are determined annually by the Compensation Committee and Stock Option Committee.  Mr. Michael's employment agreement also provides that upon termination of Mr. Michael's employment by the Company, without cause (as defined therein), Mr. Michael will be entitled to severance compensation equal to 12 months of base salary plus one month of base salary for each complete year of service with the Company.

The Company entered into an employment agreement with each of Mr. Glover and Mr. Purkait on November 28, 2000.  These agreements provided for (i) an initial base salary of $250,000, (ii) an incentive bonus of up to 40% of base salary, (iii) a one-time grant of options to purchase 50,000 shares to Mr. Glover, (iv) in the case of termination without cause, severance compensation equal to three months salary plus one additional month for each full year of service, and (v) in the case of a change in control of the Company (as defined in the applicable agreement), pro-rata bonus for the year plus severance pay equal to 12 months salary and one additional month for each full year of service.  Beginning in fiscal 2002 and thereafter, Mr. Glover's and Mr. Purkait's base salary, potential bonus and stock option grants, if any, are determined by the Compensation Committee.

The Company entered into a new employment agreement with Mr. Levine on August 30, 2002 replacing his previous agreement. Mr. Levine's agreement provides that he is to receive (i) an initial base salary of $207,000, (ii) an annual incentive bonus of up to 40% of base salary, (iii) grants of options to purchase shares of common stock in amounts consistent with Company's executive compensation program, and (iv) in the case of termination without cause, severance compensation equal to three months salary plus one additional month for each full year of service.

In addition, Mr. Michael, Mr. Glover, Mr. Purkait and Mr. Levine participated in the quarterly incentive bonus program.  Each received one half of one percent of base salary for each of the three quarters in which the Company exceeded operating income thresholds for a total of 1.5% of their base salaries.

 Policy with Respect to Section 162(m) of the Internal Revenue Code.  Subject to certain exceptions, Section 162(m) of the Code disallows a federal income tax deduction for compensation over $1 million paid to certain executive officers in a taxable year.  One exception applies to compensation paid pursuant to shareholder-approved plans that are performance-based.  At the 2001 Annual Meeting, the Company obtained shareholder approval for the Company's Amended 2000 Long-Term Incentive Plan which was designed to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan will qualify as performance-based compensation.  As a result, the Company believes that stock options granted to its executives qualify for the performance-based exception to the deduction limit.  However, there can be no assurance that the options will so qualify.

The cash compensation paid to the Company's executive officers for the 2003 fiscal year did not exceed the $1 million limit per officer, nor is the cash compensation to be paid to the Company's executive officers for the 2004 fiscal year expected to reach that level.  Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limitation, the Compensation Committee has decided not to take action at this time to limit or restructure the elements of cash compensation payable to the Company's executive officers.  The Compensation Committee intends to continue to comply with Section 162(m) in the future to the extent consistent with the best interests of the Company.

SUBMITTED BY THE
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Walter W. Faster
Michael Nakonechny
Dr. Richard W. Young
Ronald J. Rossi

STOCK PERFORMANCE GRAPH

The following graph compares the yearly percentage changes in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the NASDAQ Market Value Index and the Media General Financial Services Medical Appliances and Equipment Index ("MG Index") during the five fiscal years ended March 31, 2003.  The comparison assumes $100 was invested on April 1, 1998 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

INDEX	03/31/98	03/31/99	03/31/00	03/31/01	03/31/02	03/31/03
Mentor Corporation	$ 100.00	$ 53.54	$ 98.83	$ 82.76	$ 133.27	$ 126.92
MG Index	100.00	114.42	148.34	138.12	149.27	157.23
NASDAQ Index	100.00	130.68	240.65	99.05	100.28	73.55

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Compensation Committee Report on Executive Compensation and the preceding Company Stock Performance Graph are not to be incorporated by reference into any such filings, nor are such Report or Graph to be incorporated by reference into any future filings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2003 Messrs. Faster, Nakonechny, Young and Rossi served on the Compensation Committee.  No member of the Compensation Committee was an officer or employee of the Company at any time during fiscal 2003 or at any other time.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, among others, to file with the Securities and Exchange Commission (the "SEC") and The Nasdaq Stock Market, Inc. an initial report of ownership of the Company's stock on Form 3 and reports of changes in ownership on a Form 4 or a Form 5.  Persons subject to Section 16 are required by SEC regulations to furnish the Company with copies of all Section16 (a) forms that they file.  Under SEC rules, certain forms of indirect ownership and ownership of Company stock by certain family members are covered by these reporting rules.  As a matter of practice, the Company's administrative staff assists the Company's executive officers and directors in preparing initial reports of ownership, reports of changes in ownership and in filing these reports on their behalf.

To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Mr. Joshua Levine failed to file a Form 4 to report the sale of Company stock within the two day requirement.  The transaction that Mr. Levine failed to report was subsequently reported on the appropriate Form 4, four days late.

CERTAIN TRANSACTIONS

Since 1991 the Company has had an exclusive agreement with Rochester Medical Corporation ("Rochester") a publicly traded company, to market and distribute certain external catheter products developed by Rochester.  The Company purchased $3,443,000 of products from Rochester under the agreement during fiscal year 2003.  Three siblings of Christopher J. Conway, the Chairman and Chief Executive Officer of the Company own approximately 23% of Rochester shares and also serve as directors of Rochester.  Two of the siblings serve as executive officers of Rochester.

Dr. Maher Michael, M.D., Vice President and Medical Director, an officer, is the brother of Mr. Adel Michael, Executive Vice President, Chief Financial Officer, Secretary and Treasurer.  In fiscal 2003, he was paid $345,073, which included a bonus of $86,625 and relocation expense reimbursement of $71,133.  Dr. Michael also received option to purchase 28,000 shares of the Mentor's common stock at an exercise price of $19.01 per share.

 OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.  Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

BY ORDER OF THE BOARD OF DIRECTORS

Adel Michael
Secretary

Dated:    July 30, 2003

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2003 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: MENTOR CORPORATION, 201 MENTOR DRIVE, SANTA BARBARA, CALIFORNIA, 93111.  OUR SEC FILINGS ARE ALSO AVAILABLE ON THE COMPANY'S WEBSITE UNDER INVESTOR RELATIONS AT http://www.mentorcorp.com AND THE SEC's WEBSITE AT http://www.sec.gov.

APPENDIX A

MENTOR CORPORATION
AUDIT COMMITTEE CHARTER

ARTICLE I.  Organization

This charter governs the operations of the Audit Committee.  The committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors.  The committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company.  Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company.  All committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

ARTICLE II.  Statement of Policy

The Audit Committee shall assist the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board.  In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company.  The committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose.

ARTICLE III.  Responsibilities and Processes

The responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board.  Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements.  The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.  The committee shall take the appropriate actions to ensure management has set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.  The below responsibilities may not be delegated to management.

  The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the Audit Committee, as representatives of the Company's shareholders.  The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors.  The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.  Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.  The committee shall be directly responsible for the appointment, compensation and oversight for all financial and non financial audit services performed by independent auditors on a pre-approved basis.

   The overall audit scope and plans of the internal auditors and the independent auditors shall be approved by the committee before services are performed.  Also, the committee  shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs.  Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.  The committee shall require the Corporate Compliance Officer to present to the committee an annual Corporate Compliance Report.

  Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.  The chair of the committee may represent the entire committee for the purposes of this review.

  The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.  Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

APPENDIX B

AMENDED AND RESTATED BYLAWS
of
MENTOR CORPORATION

Containing all amendments through July 15, 2003

SHAREHOLDERS

Section 1.01  Place of Meetings; Authorization of Remote Communication.  Each meeting of the shareholders shall be held at the principal executive office of the Corporation or at such other place as may be designated by the Board of Directors or the Chief Executive Officer; provided, however, that any meeting called by or at the demand of a shareholder or shareholders shall be held in the county where the principal executive office of the Corporation is located.  The Board of Directors is authorized to hold regular or special meetings of the shareholders solely by means of remote communication through which the shareholders may participate in the meeting.

Section 1.02  Annual Meetings.  The Board of Directors shall fix the date for the annual meeting of shareholders which is to be held in each calendar year. At the annual meeting, the shareholders shall designate the number of directors to constitute the Board of Directors, shall elect directors and shall transact such other business as may properly come before them; provided, however, that no business with respect to which special notice is required by law shall be transacted unless such notice shall have been given.

Section 1.03  Special Meetings.  A special meeting of the shareholders may be called for any purpose or purposes at any time by the Chief Executive Officer; by the Chief Financial Officer; by the Board of Directors or any two or more members thereof; or by one or more shareholders holding not less than ten percent of the voting power of all shares of the Corporation entitled to vote, who shall demand such special meeting by written notice given to the Chief Executive Officer or the Chief Financial Officer of the Corporation specifying the purposes of such meeting, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination (as such term is from time to time defined in the Minnesota Business Corporation Act), including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by 25 percent or more of the voting power of all shares entitled to vote.

Section 1.04  Meetings Held Upon Shareholder Demand.  Within 30 days of receipt of a demand by the Chief Executive Officer or the Chief Financial Officer from any shareholder or shareholders entitled to call a meeting of the shareholders, it shall be the duty of the Board of Directors of the Corporation to cause a special or regular meeting of shareholders, as the case may be, to be duly called and held on notice no later than ninety days after receipt of such demand. If the Board of Directors fails to cause such a meeting to be called and held as required by this Section, the shareholder or shareholders making the demand may call the meeting by giving notice as provided in Section 1.06 hereof at the expense of the Corporation.

Section 1.05  Notice of Meetings.  Except when a meeting of shareholders is an adjourned meeting to be held not more than 120 days after the date fixed for the original meeting and the date, time, and place of such meeting were announced at the time of the original meeting or any adjournment of the original meeting, notice of all meetings shall be given to every holder of shares entitled to vote.  Such notice shall contain the date, time, and place of the shareholder meeting and any other information required by law.  In the case of a special meeting, the notice shall contain a statement of the purpose or purposes of the meeting.  The notice may also contain any other information deemed necessary or desirable by the Board of Directors or by any other person or persons calling the meeting.

Unless a different minimum notice period has been fixed by applicable law, the Articles of Incorporation, or these Bylaws, notice of all meetings, including meetings for consideration of the sale or other disposition of all or substantially all of the assets of the Corporation, shall be given not less ten nor more than sixty 60 days before the date of the meeting.

In the event that a plan of merger or exchange is to be considered at a meeting of shareholders, written notice of such meeting shall be given to every shareholder, whether or not entitled to vote, not less than 14 nor more than 60 days before the date of the meeting.  Such a notice shall contain the date, time, and place of the shareholder meeting, shall state that a purpose of such meeting is to consider the proposed plan of merger or exchange, and shall include a copy or a short description of the plan of merger or exchange.

Notice of all meetings shall be given to each eligible shareholder either by oral communication, by mailing a copy of the notice to an address designated by the shareholder or to the last known address of the shareholder, by handing a copy to the shareholder, or by any other delivery that conforms to law, including, without limitation, electronic communication if consent is given by a shareholder.  Notice shall be deemed received when it is given.  Notice by mail shall be deemed given when deposited in the United States mail with sufficient postage affixed.  Notice by electronic communication shall be deemed given (1) if by facsimile communication, when directed to a telephone at which the shareholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to give notice; (3) if by a posting on an electronic network on which the shareholder has consented to receive notice, together with separate notice to the shareholder of specific posting, upon the later of: (i) the posting; and (ii) the giving of separate notice; and (4) if by any other form of electronic communication by which the shareholder has consented to receive notice, when directed to the shareholder.  Consent by a shareholder to notice given by electronic communication may be given in writing or by authenticated electronic communication.  The Corporation is entitled to rely on any consent so given until revoked by the shareholder, provided that no revocation affects the validity of any notice given before receipt by the Corporation of revocation of the consent.

Section 1.06  Waiver of Notice.  A shareholder may waive notice of the date, time, place and purpose or purposes of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

Section 1.07  Quorum; Adjourned Meetings.  The holders of a majority of the shares outstanding and entitled to vote shall constitute a quorum for the transaction of business at any annual or special meeting. In case a quorum shall not be present at a meeting, those present shall adjourn to such day as they shall by majority vote agree upon, and a notice of such adjournment shall be mailed to each shareholder entitled to vote at least five days before such adjourned meeting. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 1.08  Voting.  Subdivision 1. A shareholder shall have one vote for each share held which is entitled to vote. Except as otherwise required by law, a holder of shares entitled to vote may vote any portion of the shares in any way the shareholder chooses. If a shareholder votes without designating the proportion or number of shares voted in a particular way, the shareholder is deemed to have voted all of the shares in that way.

Subdivision 2.  The Board may fix a date not more than 60 days before the date of a meeting of shareholders as the date for the determination of the holders of shares entitled to notice of and entitled to vote at the meeting. When a date is so fixed, only shareholders on that date are entitled to notice of and permitted to vote at that meeting of shareholders.

Subdivision 3.  The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote, except when a different vote is required by law or the Articles of Incorporation.

Section 1.09  Proxies.  A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the orporation at or before the meeting at which the appointment is to be effective.

Section 1.10  Action Without a Meeting.  Any action required or permitted to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting by written action signed, or consented to by authenticated electronic communication, by all of the shareholders entitled to vote on that action. The written action is effective when it has been signed, or consented to by authenticated electronic communication, by all of those shareholders, unless a different effective time is provided in the written action.

Section 1.11  Remote Communications for Shareholder Meetings.  The Board of Directors is authorized to hold regular or special meetings of the shareholders solely by means of remote communication through which the shareholders may participate in the meeting, if notice of the meeting is given to every holder of shares entitled to vote, and if the number of shares held by the shareholders participating in the meeting would be sufficient to constitute a quorum at the meeting.  Furthermore, the Board of Directors is authorized to determine that a shareholder not physically present in person or by proxy at a regular or special meeting of shareholders may, by means of remote communication, participate in a meeting of shareholders held at a designated place.  In any meeting of shareholders held solely by means of remote communication or in any meeting of shareholders held at a designated place in which one or more shareholders participate by means of remote communication the Corporation must implement reasonable measures to verify that each person deemed present and entitled to vote at the meeting by means of remote communication is a shareholder; and the Corporation must implement reasonable measures to provide each shareholder participating by means of remote communication with a reasonable opportunity to participate in the meeting, including an opportunity to:  (i) read or hear the proceedings of the meeting substantially concurrently with those proceedings; (ii) if allowed by the procedures governing the meeting, have the shareholder's remarks heard or read by other participants in the meeting substantially concurrently with the making of those remarks; and (iii) if otherwise entitled, vote on matters submitted to the shareholders.

 DIRECTORS

Section 2.01  Number, Qualifications and Term of Office.  Until the first meeting of shareholders, the number of directors shall be the number named in the Articles of Incorporation. Thereafter, the number of directors shall be established by resolution of the shareholders but shall not be less than the lesser of (i) the number of shareholders of record and beneficially or (ii) three. In the absence of such resolution, the number of directors shall be the number last fixed by the shareholders or the Articles of Incorporation. Directors need not be shareholders. Each of the directors shall hold office until the annual meeting of shareholders next held after his or her election and until he or she shall resign, or shall have been removed as hereinafter provided.

Section 2.02  Vacancies.  If there be a vacancy among the directors of this Corporation by reason of death, resignation, increase in the number of directors required by Section 2.01 or otherwise, such vacancy shall be filled for the unexpired term by a majority of the remaining directors of the Board, and each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at their next annual meeting or at any meeting duly called for that purpose.

Section 2.03  Removal.  The entire Board of Directors or any individual director may be removed from office, with or without cause, by a vote of the shareholders holding a majority of the shares entitled to vote at an election of directors, except as otherwise provided by law where the shareholders have the right to cumulate their votes. In the event that the entire Board or any one or more directors be so removed, new directors shall be elected at the same meeting.

Section 2.04  Place of Meetings; Meetings by Remote Communication.  Each meeting of the Board of Directors shall be held at the principal executive office of the Corporation or at such other place as may be designated from time to time by a majority of the members of the Board.  The Board of Directors may determine that a meeting of the Board of Directors shall be held solely by one or more means of remote communication through which all of the directors may participate with each other during the meeting.  Furthermore, a director may participate in a board meeting by means of conference telephone or, if authorized by the Board, by such other means of remote communication, in each case through which the director, other directors so participating, and all directors physically present at the meeting may participate with each other during the meeting.  Participation in a meeting by that means constitutes presence at the meeting.

Section 2.05  Regular Meetings.  Regular meetings of the Board of Directors for the election of officers and the transaction of any other business shall be held without notice at the place of and immediately after each regular meeting of the shareholders.

Section 2.06  Special Meetings.  A special meeting of the Board of Directors may be called for any purpose or purposes at any time by any member of the Board by giving not less than 24 hours' notice to all directors of the date, time and place of the meeting, provided that when notice is mailed, at least four days' notice shall be given. The notice need not state the purpose of the meeting.

Section 2.07  Waiver of Notice: Previously Scheduled Meetings.  Subdivision 1. A director of the Corporation may waive notice of the date, time and place of a meeting of the Board. A waiver of notice by a director entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

Subdivision 2.  If the day or date, time and place of a Board meeting have been provided herein or announced at a previous meeting of the Board, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time and place at which the meeting will be reconvened.

Section 2.08  Quorum; Acts of Board.  The presence of a majority of the directors currently holding office shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time without further notice until a quorum is present. If a quorum is present when a duly held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of the directors originally present leaves less than the proportion or number otherwise required for a quorum. Except as otherwise required by law or specified in the Articles of Incorporation of the Corporation, the Board shall take action by the affirmative vote of a majority of the directors present at a duly held meeting.

Section 2.09  Absent Directors.  A director of the Corporation may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

Section 2.10  Action Without a Meeting.  An action required or permitted to be taken at a board meeting may be taken without a meeting by written action signed, or consented to by authenticated electronic communication, by all of the directors. Any action, other than an action requiring shareholder approval, if the Articles of Incorporation so provide, may be taken by written action signed, or consented to by authenticated electronic communication, by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present. The written action is effective when signed, or consented to by authenticated electronic communication, by the required number of directors, unless a different effective time is provided in the written action. When written action is permitted to be taken by less than all directors, all directors shall be notified immediately of its text and effective date.

Section 2.11  Committees.  Subdivision 1. A resolution approved by the affirmative vote of a majority of the Board may establish committees having the authority of the Board in the management of the business of the Corporation only to the extent provided in the resolution. Committees shall be subject at all times to the direction and control of the Board, except special litigation committees and committees formed pursuant to Minnesota Statutes Section 302A.673, subdivision 1(d).

Subdivision 2.  A committee shall consist of one or more natural persons, who need not be directors, appointed by affirmative vote of a majority of the directors present at a duly held Board meeting.

Subdivision 3.  Section 2.04 and Sections 2.06 to 2.10 hereof shall apply to committees and members of committees to the same extent as those sections apply to the Board and directors.

Subdivision 4.  Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any director.

Section 2.12  Committee of Disinterested Persons.  Pursuant to the procedure set forth in Section 2.11, the Board may establish a committee composed of two or more disinterested directors or other disinterested persons to determine whether it is in the best interests of the Corporation to pursue a particular legal right or remedy of the Corporation and whether to cause the dismissal or discontinuance of a particular proceeding that seeks to assert a right or remedy on behalf of the Corporation. The committee, once established, is not subject to the direction or control of, or termination by, the Board. A vacancy on the committee may be filled by a majority vote of the remaining committee members. The good faith determinations of the committee are binding upon the Corporation and its directors, officers and shareholders. The committee terminates when it issues a written report of its determinations to the Board.

Section 2.14  Compensation.  The Board may fix the compensation, if any, of directors.

OFFICERS

Section 3.01  Number and Designation.  The Corporation shall have one or more natural persons exercising the functions of the offices of Chief Executive Officer and Chief Financial Officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the Corporation, with such powers, rights, duties and responsibilities as may be determined by the Board, including, without limitation, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall have the powers, rights, duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board. Any of the offices or functions of those offices may be held by the same person.

Section 3.02  Chief Executive Officer.  Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer (a) shall have general active management of the business of the Corporation; (b) shall, when present, preside at all meetings of the shareholders and Board of Directors; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) may maintain records of and certify proceedings of the Board and shareholders; and (e) shall perform such other duties as may from time to time be assigned by the Board of Directors.

Section 3.03  Chief Financial Officer.  Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Financial Officer (a) shall keep accurate financial records for the Corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the Corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the Corporation as ordered by the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board; (e) shall render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all of such officers transactions as Chief Financial Officer and of the financial condition of the Corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

Section 3.04  President.  Unless otherwise determined by the Board, the President shall be the Chief Executive Officer of the Corporation. If an officer other than the President is designated Chief Executive Officer, the President shall perform such duties as may from time to time be assigned by the Board of Directors.

Section 3.05  Vice Presidents.  Any one or more Vice Presidents, if any, may be designated by the Board of Directors as Executive Vice Presidents or Senior Vice Presidents. During the absence or disability of the President, it shall be the duty of the highest ranking Executive Vice President, and, in the absence of any such Vice President, it shall be the duty of the highest ranking Senior Vice President or other Vice President, who shall be present at the time and able to act, to perform the duties of the President. The determination of who is the highest ranking of two or more persons holding the same office shall, in the absence of specific designation of order of rank by the Board of Directors, be made on the basis of the earliest date of appointment or election, or, in the event of simultaneous appointment or election, on the basis of the longest continuous employment by the Corporation.

Section 3.06  Secretary.  The Secretary, unless otherwise determined by the Board, shall attend all meetings of the shareholders and all meetings of the Board of Directors, shall record or cause to be recorded all proceedings thereof in a book to be kept for that purpose, and may certify such proceedings. Except as otherwise required or permitted by law or by these Bylaws, the Secretary shall give or cause to be given notice of all meetings of the shareholders and all meetings of the Board of Directors.

Section 3.07  Treasurer.  Unless otherwise determined by the Board, the Treasurer shall be the Chief Financial Officer of the Corporation. If an officer other than the Treasurer is designated Chief Financial Officer, the Treasurer shall perform such duties as may from time to time be assigned by the Board of Directors.

Section 3.08  Authority and Duties.  In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may, without the approval of the Board, delegate some or all of the duties and powers of an office to other persons.

Section 3.09  Term.  Subdivision 1.  All officers of the Corporation shall hold office until their respective successors are chosen and have qualified or until their earlier death, resignation or removal.

Subdivision 2.  An officer may resign at any time by giving written notice to the Corporation. The resignation is effective without acceptance when the notice is given to the Corporation, unless a later effective date is specified in the notice.

Subdivision 3.  An officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present at a duly held Board meeting.

Subdivision 4.  A vacancy in an office because of death, resignation, removal, disqualification or other cause may, or in the case of a vacancy in the office of Chief Executive Officer or Chief Financial Officer shall, be filled for the unexpired portion of the term by the Board.

Section 3.10 Compensation.  The compensation of all officers of the Corporation shall be fixed by the Board of Directors or by the Chief Executive Officer if authorized by the Board.

INDEMNIFICATION

Section 4.01  Indemnification.  The Corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by Minnesota Statutes, Section 302A.521, as amended from time to time, or as required or permitted by other provisions of law; provided, however, that the Corporation shall not make advances to any person other than a director of the Corporation or of another corporation at least 80% of the common stock of all classes of which is owned directly or indirectly by the Corporation (a "Subsidiary") or an officer of the Corporation or of a Subsidiary who was elected by the directors of the Corporation or Subsidiary, as the case may be; and provided, further, that the Corporation shall not indemnify any person, other than a director of the Corporation or of a Subsidiary or an officer of the Corporation or of a Subsidiary who was elected by the directors, in respect of any judgment, penalty, fine, excise tax, settlement, expense or other matter for which such person shall have been finally determined to be liable by reason of his or her negligence, recklessness or willful misconduct.

Section 4.02  Insurance.  The Corporation may purchase and maintain insurance on behalf of any person in such person's official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the Corporation would otherwise be required to indemnify the person against the liability.

SHARES

Section 5.01  Certificated and Uncertificated Shares.  Subdivision 1.  The shares of the Corporation shall be either certificated shares or uncertificated shares. Each holder of duly issued certificated shares is entitled to a certificate of shares.

Subdivision 2.  Each certificate of shares of the Corporation shall bear the corporate seal, if any, and shall be signed by the Chief Executive Officer, or the President or any Vice President, and the Chief Financial Officer, or the Secretary or any Assistant Secretary, but when a certificate is signed by a transfer agent or a registrar, the signature of any such officer and the corporate seal upon such certificate may be facsimiles, engraved or printed. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent or registrar of the Corporation, the certificate may be issued by the Corporation, even if the person has ceased to serve in that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.

Subdivision 3.  A certificate representing shares issued by the Corporation shall, if the Corporation is authorized to issue shares of more than one class or series, set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board to determine the relative rights and preferences of subsequent classes or series.

Subdivision 4.  A resolution approved by the affirmative vote of a majority of the directors present at a duly held meeting of the Board may provide that some or all of any or all classes and series of the shares of the Corporation will be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation.

Section 5.02  Declaration of Dividends and Other Distributions.  The Board of Directors shall have the authority to declare dividends (and other distributions) upon the shares of the Corporation to the extent permitted by law.

Section 5.03  Transfer of Shares.  Shares of the Corporation may be transferred only on the books of the Corporation by the holder thereof, in person or by such person's attorney. In the case of certificated shares, shares shall be transferred only upon surrender and cancellation of certificates for a like number of shares. The Board of Directors, however, may appoint one or more transfer agents and registrars to maintain the share records of the Corporation and to effect transfers of shares.

Section 5.04  Record Date.  The Board of Directors may fix a time, not exceeding sixty days preceding the date fixed for the payment of any dividend or other distribution, as a record date for the determination of the shareholders entitled to receive payment of such dividend or other distribution, and in such case only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed.

MISCELLANEOUS

Section 6.01  Execution of Instruments.  Subdivision 1.  All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Corporation shall be signed on behalf of the Corporation by the Chief Executive Officer, or the President, or any Vice President, or by such other person or persons as may be designated from time to time by the Board of Directors.

Subdivision 2.  If a document must be executed by persons holding different offices or functions and one person holds such offices or exercises such functions, that person may execute the document in more than one capacity if the document indicates each such capacity.

Section 6.02  Advances.  The Corporation may, without a vote of the directors, advance money to its directors, officers or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.

Section 6.03  Corporate Seal.  The seal of the Corporation, if any, shall be a circular embossed seal having inscribed thereon the name of the Corporation and the following words:

"Corporate Seal Minnesota"

Section 6.04  Fiscal Year.  The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 6.05  Amendments.  The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation, subject to the power of the shareholders to change or repeal the same, provided, however, that the Board shall not adopt, amend or repeal any Bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications or terms of office, but may adopt or amend a Bylaw that increases the number of directors.

Section 6.06 Definitions.  The following words or phrases when used in these Bylaws have the meanings set forth below:

(1)           "Electronic Communication" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient of the communication, and that may be directly reproduced in paper form by the recipient through an automated process.

(2)           "Remote Communication" means communication via electronic communication, conference telephone, video conference, the Internet, or such other means by which persons not physically present in the same location may communicate with each other on a substantially simultaneous basis.

(3)           "Authenticated" means, with respect to an electronic communication, that the communication is delivered to the principal place of business of the Corporation, or to an officer or agent of the Corporation authorized by the Corporation to receive the communication, and that the communication sets forth information from which the Corporation can reasonably conclude that the communication was sent by the purported sender.

MENTOR CORPORATION
ANNUAL MEETING - SEPTEMBER 10, 2003

PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt at the notice of the 2003 Annual Meeting of Shareholders to be held September 10, 2003 and the proxy statement , and hereby appoints Christopher J. Conway and Adel Michael, and each of them, as attorneys-in-fact, proxies with power of substitution to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the annual meeting of shareholders of the Company to be held at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota, at 10:00 a.m. (local time), on September 10, 2003, and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, with respect to the following:

1.  To fix the number of directors at seven and to elect seven directors to serve on the company's Board of Directors until the next Annual Meeting or until their successors are duly elected and qualified.

☐ FOR ALL nominees listed below*	☐ WITHHOLD AUTHORITY for all nominees listed below*	☐ EXCEPTIONS*

*INSTRUCTION: To vote for or withhold authority to vote for all nominees, check the appropriate box above; to withhold authority to vote for an individual while voting for others, check the "Exceptions" box and line through or otherwise strike out the name of the nominee(s) for whom authority is withheld.

Christopher J. Conway, Eugene G. Glover, Walter W. Faster,
Michael Nakonechny, Richard W. Young, Ronald J. Rossi, Jeffrey W. Ubben

2. Approve the amendment of the Company's Bylaws is previously amended and restated, to provide that the number of directors shall be established by resolution of the Board of Directors.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. Ratify the Appointment of Ernst & Young LLP as Independent Auditors of the Company for the Fiscal Year Ending March 31, 2004.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
☐ FOR	☐ AGAINST	☐ ABSTAIN

This proxy will be voted as directed.  If no direction is indicated, it will be voted FOR the nominees listed in Proposal No. 1, FOR the approval of Proposal No. 2, and FOR the approval of Proposal No. 3.  The proxies are authorized to vote in their discretion with respect to other matters which may come before the meeting.  A majority of the proxies or substitutes present at the meeting may exercise all powers granted hereby.

(Continued and to be signed on the other side)

(Continued from other side)

The undersigned hereby ratifies and confirms all that said attorneys-in-fact and proxies shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the annual meeting or any adjournment thereof.

Please mark, date and sign exactly as name appears hereon, including designation as executor, trustee, etc., if applicable.  A corporation must sign in its name by the president or other authorized officer.  All co-owners must sign.

Date:       ____________________

                                                                                                                                _________________________________________

                                                                                                                                _________________________________________

                                                                                                                                                                            Signature or Signatures
                                                                                                                                                                            Please MARK, SIGN, DATE and RETURN this PROXY
                                                                                                                                                                            in the enclosed self-addressed envelope.